UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2011

Republik Media and Entertainment, Ltd.

(Exact name of small business issuer as specified in its charter)

Delaware	26-0884454
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1114 17th Ave., Suite 105, Nashville, TN 37212 (Address of principal executive offices)

(615) 495-8494
(Issuer’s telephone number)

P.O. Box 778264, Henderson Nevada 89077 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On July 12, 2011, our majority shareholder, David Woo agreed to sell all of his 4,112,000 shares to Kenneth Roy White in exchange for $17,400. Following this transaction, Mr. White now holds 82.82% of our total issued and outstanding stock. The source of the consideration paid to Mr. Woo was the existing funds of the purchaser. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of his controlling interest in the company, Mr. Woo appointed Jason Sakowski to the board of directors and to certain officer positions, and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 12, 2011 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 5,216,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Jason Sakowski 1114 17th Ave., Suite 105 Nashville, TN 37212	0	0%
	All Officers and Directors as a Group	0	0%

	Other 5% owners
Common	Kenneth Roy White 1114 17th Ave., Suite 105 Nashville, TN 37212	4,320,000	82.82%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

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Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed May 12, 2011, the Company’s Annual Report on Form 10-K filed September 28, 2010, and the Company’s Registration Statement on Form S-1 as amended effective July 6, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 12, 2011, the board of directors appointed Jason Sakowski to our board of directors and to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. Following this appointments, the board accepted the resignation of David Woo as our former sole officer and director. There was no known disagreement with Mr. Woo regarding our operations, policies, or practices.

Jason Sakowski, our newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director, has extensive executive management experience in the music industry. He began his career working with up and coming rock bands such as Nickelback, Jar and Noise Therapy. He became well known in the North American and international touring circuit over the next decade, hitting the road with such platinum and multi-platinum selling artists as Nickelback, Theory Of A Deadman, Three Days Grace, All American Rejects, and Hoobastank. In the process, he gained considerable experience and knowledge about breaking and developing bands from the beginning stages to global success. Mr. Sakowski served as the Production Manager for Hoobastank from January 2005 through October of 2010. In November of 2007, he founded his own management company called 38 Entertainment, Inc. and he currently serves as its President. In December of 2010 Mr. Sakowski became President of Arsenic Records, a full service record/management company based in Nashville, Tennessee. Currently, he is working on various projects with Chris Henderson of 3 Doors Down and world-renowned producer/engineer, Kevin Churko, along with record producer Toby Wright.

There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

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We currently have no specific compensation arrangements with Mr. Sakowski.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

1114 17th Ave., Suite 105

Nashville, TN 37212

Phone: (615) 495-8494

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republik Media and Entertainment, Ltd.

/s/ Jason Sakowski

Jason Sakowski

Chief Executive Officer

Date: July 21, 2011

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